UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   August 3, 2012

EFL OVERSEAS, INC.
(Name of Small Business Issuer in its charter)

Nevada	000-54328	26-3062721
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 N. Sam Houston Parkway East, Suite 600, Houston, Texas  77060
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (281) 260-1034

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

During the period from July 10, 2012 through August 7, 2012, we sold 1,275,001 shares of our common stock to nine (9) accredited investors at a price of $1.20 per share. Gross proceeds from these private placements totaled $1,530,000. We paid $53,550 in finder’s fees in connection with the sale of these shares.

We relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to these sales. The purchasers were sophisticated investors who were provided full information regarding our business and operations. There was no general solicitation in connection with the offer or sale of these shares. The certificates representing the shares will bear a restricted legend providing that they cannot be sold unless pursuant to an effective registration statement or an exemption from registration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EFL OVERSEAS, INC.

Date: August 8, 2012	By:	/s/ Keith Macdonald
Keith Macdonald
Chief Executive Officer